SHARE PLEDGE AGREEMENT

THIS AGREEMENT made as of the _____ day of January, 2006.

BETWEEN:

            REID PARTNERS 1 INC., of 133 - 53038 Range Road 225, Sherwood Park, Alberta T8A 4T7

            (the "Creditor")

                                                               OF THE FIRST PART

AND:

            RAGHUNATH KILAMBI, of 29 Cortleigh Boulevard, Toronto, Ontario, M4R 1K5

            (the "Pledgor")

                                                              OF THE SECOND PART

WHEREAS:

A. The Lender has advanced to Swiss Medica, Inc., a Delaware corporation, the sum of $400,000 as a loan (the "Loan");

B. The Pledgor has executed an unlimited guarantee of the Loan (the "Guarantee") as of the date hereof and has agreed to pledge certain securities in favour of the Creditor in order to secure the performance of his obligations pursuant to the Guarantee;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless otherwise provided, the following terms shall have the following meanings:

      a) "Corporation" means Swiss Medica, Inc., a Delaware corporation, together with any successors or continuing corporation to Swiss Medica, Inc. whether resulting from a reorganization, amalgamation, merger or otherwise;

      b) "Creditor" means Reid Partners 1 Inc. an Alberta corporation having an address at 133 - 53038 Range Road 225, Sherwood Park, Alberta T8A 4T7, together with its successors and assigns;

      c) "Debtor" means Swiss Medica, Inc., a Delaware corporation having an address at 53 Yonge Street, 3rd Floor, Toronto, Ontario M5E 1J3, together with its successors and permitted assigns;

      d) "Indebtedness" means all and every indebtedness or liability (present and future, direct or indirect, absolute or contingent, matured or not, joint or several) of the Pledgor to the Creditor arising out of or in connection with the Guarantee or this Agreement;

      e) "Pledged Shares" means the shares in the share capital of the Corporation which are described in Schedule "A" hereto as being owned by the Pledgor or to which the Pledgor is entitled to be issued and which include:

            i) any shares or securities into which the Pledged Shares may be converted, changed, reclassified, redivided, redesignated, redeemed, subdivided or consolidated;

            ii) any shares or securities for which the Pledged Shares may be exchanged or otherwise traded;

            iii) any shares or securities that are received by the Pledgor as a stock dividend or distribution payable in shares or securities of the Corporation;

            iv) any shares or securities of the Corporation that may be received by the Pledgor on a reorganization, amalgamation, consolidation or merger or otherwise; and

            v) any additional shares or securities of the Corporation that may be issued to or otherwise held by or registered in the name of the Pledgor; and

      f) "Specified Events" means any of the events which are described in
Section 1.1(e) of this Agreement and which result in or otherwise give rise to the creation or issuance of any of the shares or securities which are described in Section 1.1(e) of this Agreement.

1.2 The schedules attached to this Agreement shall form part of this Agreement.

ARTICLE 2 - COVENANT TO PAY INDEBTEDNESS

2.1 For good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Pledgor, the Pledgor hereby covenants to pay the Indebtedness to the Creditor, upon the terms and conditions set out in the Guarantee.

2.2 The Indebtedness shall be paid by the Pledgor to the Creditor, without any deductions, set-offs, defences or counterclaims, in lawful money of Canada, at the Creditor's office described in Section 1.1(b) of this Agreement or such other place as the Creditor may designate in writing.


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

ARTICLE 3 - SECURITY FOR INDEBTEDNESS

3.1 As security for the payment of the Indebtedness and the performance of the covenants and agreements of the Pledgor contained in the Guarantee and this Agreement, the Pledgor hereby pledges, assigns, transfers, mortgages and charges in favour of the Creditor, and grants in favour of the Creditor a security interest in, the Pledged Shares together with:

      a) any and all dividends, as and when declared, whether in cash, specie, kind or stock, received or receivable upon or in respect of any of the Pledged Shares and all interest payments, money or other property payable or paid on account of any return or repayment of capital in respect of any of the Pledged Shares or otherwise distributed in respect thereof or which shall in any way be charged to, or payable or paid out of, the capital of the Corporation in respect thereof;

      b) all of the rights, title, interest and entitlements of the Pledgor in or to the Pledged Shares; and

      c) proceeds, as defined in the Personal Property Security Act (Alberta) or in applicable legislation of any other jurisdiction regarding security interests in personal property and other rights and benefits in respect of the Pledged Shares.

3.2 The Pledgor hereby agrees with and acknowledges to the Creditor that:

      a) the Pledgor intends the security interest described in section 3.1 of this Agreement to attach to the Pledged Shares immediately upon the execution and delivery of this Agreement; and

      b) value has been given for the security interest described in section 3.1 of this Agreement.

3.3 The Creditor shall have and hold the Pledged Shares subject to the terms, conditions, covenants and agreements set forth in this Agreement.

ARTICLE 4 - FURTHER SECURITIES

4.1 The Pledgor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, mortgages, transfers and assurances in law as the Creditor shall reasonably require for better pledging, mortgaging, charging, transferring and assigning in favour of the Creditor and for better granting in favour of the Creditor a security interest in, all of the Pledged Shares which are pledged, mortgaged or charged by this Agreement, which are intended to be pledged, mortgaged or charged by this Agreement or which the Pledgor may hereafter become bound to pledge, mortgage or charge in favour of the Creditor.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 The Pledgor represents and warrants to the Creditor as follows:


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

      a) the Pledgor has full power and authority to enter into and perform all of its obligations under this Agreement;

      b) this Agreement when executed and delivered to the Creditor shall constitute valid and binding obligations of the Pledgor enforceable in accordance with its terms;

      c) the execution of this Agreement and the performance of the obligations under this Agreement by the Pledgor shall not violate or constitute a default under any provision of law, any order of any court or other agency of government, the constituting documents of the Corporation, any shareholders' agreement applicable to the shareholders of the Corporation, or any agreement or instrument to which the Pledgor is party or by which the Pledgor or its properties or assets are bound;

      d) the Pledged Shares are owned legally and beneficially by the Pledgor, free and clear of all liens, mortgages, pledges, charges, options, pre-emptive rights and encumbrances.

5.2 The Pledgor hereby agrees to indemnify the Creditor against and hold the Creditor harmless from any and all claims, losses, damages or costs, including legal costs between a solicitor and its own client, incurred or suffered by the Creditor arising out of or in connection with any representation or warranty set forth in Section 5.1 of this Agreement being incorrect or breached.

ARTICLE 6 - GENERAL COVENANTS AND AGREEMENTS

6.1 Upon the execution of this Agreement, and, again, upon the occurrence of a Specified Event, the Pledgor shall deliver to the Creditor all share certificates representing the Pledged Shares and such share certificates shall be duly endorsed by the Pledgor in blank for transfer and shall be accompanied by a stock transfer executed by the Pledgor in favour of the Creditor.

6.2 Upon the execution of this Agreement and, again, upon the occurrence of a Specified Event, the Pledgor shall cause the issuer of the Pledged Shares to execute and deliver to the Creditor an acknowledgement, in a form satisfactory to the Creditor and properly authorized by the directors of such issuer, whereby such issuer acknowledges that the Pledged Shares have been pledged, assigned, transferred, mortgaged and charged in favour of the Creditor pursuant to this Agreement.

6.3 Upon the execution of this Agreement and, again, upon the occurrence of a Specified Event, the Pledgor shall deliver to the Creditor evidence, in a form satisfactory to the Creditor, that the Pledgor has obtained all consents and approvals which must be obtained from any regulatory authorities having jurisdiction over the Pledged Shares or the Corporation in order to allow the Pledgor to pledge, assign, transfer, mortgage or charge the Pledged Shares in favour of the Creditor pursuant to this Agreement.

6.4 The Pledgor covenants and agrees with the Creditor that, so long as the Indebtedness is outstanding or until the Pledgor has been released from its liabilities and obligations under the Guarantee, the Pledgor shall:


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

      a) pay to the Creditor immediately upon demand any and all charges, expenses and costs, including legal costs between a solicitor and its own client, incurred by the Creditor in enforcing this Agreement, in connection with the collection of moneys under this Agreement and in connection with any other matter or thing related to this Agreement;

      b) execute all documents and do all things which, in the opinion of the Creditor or its legal counsel, are necessary in order to make this Agreement valid and enforceable in accordance with its terms;

      c) observe all covenants, agreements, terms and conditions of the Guarantee and this Agreement and any other document to which the Pledgor is a party and which is contemplated under this Agreement;

      d) indemnify the Creditor against and hold the Creditor harmless from all taxes and charges (including license and registration fees and all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever together with any penalties, fines or interest thereon) imposed upon the Creditor by any federal, provincial or local government or taxing authority in Canada, or by any taxing authority or governmental subdivision of any foreign country, upon or with respect to the Pledged Shares; and

      e) deliver to the Creditor, immediately upon issuance, all certificates representing the shares or securities described in Sections 1.1(e)(i) to 1.1(e)(v) inclusive of this Agreement.

6.5 The Pledgor covenants with the Creditor that, so long as the Indebtedness is outstanding or until the Pledgor has been released from its liabilities and obligations under the Guarantee, the Pledgor shall not, except with the prior written consent of the Creditor:

      a) grant, create or assume or permit to exist any mortgage, pledge, charge, assignment, security interest, lien, lease or other security, whether fixed or floating, upon all or any portion of the Pledged Shares;

      b) sell or otherwise dispose of all or any portion of the Pledged Shares or any legal or beneficial interest therein including but not restricted to any options, warrants or pre-emptive rights applicable to the Pledged Shares;

      c) vote in favour of any resolution which purports to allow the Corporation to take or institute any proceedings for the winding-up, reorganization or dissolution of the Corporation;

      d) vote in favour of any resolution which purports to allow the Corporation to amalgamate, consolidate or merge or enter into any agreement to amalgamate, consolidate or merge with any corporation, partnership, joint venture or firm;

      e) vote in favour of any resolution which purports to allow the Corporation to increase or decrease its authorized capital or alter its capital structure in any way;

      f) vote in favour of any resolution which purports to allow the Corporation to allot or issue any additional shares or securities;


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

      g) vote in favour of any resolution which purports to allow the Corporation to grant any option, warrant, right or privilege which is capable of becoming an agreement for the acquisition, purchase, subscription, allotment or issuance of any unissued shares or securities in the share capital of the Corporation; or

      h) vote in favour of any resolution which purports to allow the Corporation to convert, change, reclassify, redivide, redesignate, redeem, purchase for cancellation, subdivide or consolidate all or any portion of the Pledged Shares.

6.6 The Pledgor covenants and agrees with the Creditor that:

      a) if the Pledgor fails to perform or comply with any of the agreements or covenants set forth in this Agreement, then the Creditor may, but shall not be obligated to, perform or comply with such agreements or covenants on behalf of the Pledgor and any costs incurred by the Creditor in order to perform or comply with such agreements or covenants shall be payable by the Pledgor to the Creditor immediately upon demand;

      b) the Creditor's records pertaining to the Indebtedness and all payments made by the Pledgor in respect of the Indebtedness shall be accepted by the Pledgor as prima facie evidence of the Indebtedness and such payments; and

      c) prior to the occurrence of an event of default under this Agreement, unless otherwise provided in this Agreement, the Pledgor shall be entitled to vote the Pledged Shares and to receive all dividends and other distributions (other than stock dividends or distributions of shares) payable on or in respect of the Pledged Shares.

ARTICLE 7 - EVENTS OF DEFAULT

7.1 An event of default under this Agreement shall be deemed to have occurred upon the occurrence of any of the following events:

      a) the Pledgor fails to pay all or any portion of the Indebtedness to the Creditor upon the terms and conditions set out in the Guarantee;

      b) the Pledgor fails to perform or observe any covenant or agreement to be performed or observed by the Pledgor, other than the covenants which are the subject matter of Section 7.1(a) of this Agreement, and such failure continues for a period of 5 days after notice of such failure has been given to the Pledgor;

      c) any representation or warranty set forth in this Agreement or any information provided by the Pledgor to the Creditor is found to be untrue or misleading in any material respect;

      d) an execution, distress or other similar process is taken against the Pledged Shares, the Pledgor or any of its assets;

      e) a receiver or receiver-manager is appointed for the Pledgor or for substantially all of the assets of the Pledgor;


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

      f) the Pledgor makes a general assignment for the benefit of its creditors or proposes a compromise or arrangement to its creditors;

      g) the Pledgor is declared bankrupt or a receiving order is granted in respect of the Pledgor;

      h) in the opinion of the Creditor, information comes to the Creditor's attention with respect to the Corporation which materially and adversely affects the Creditor's rights and remedies under this Agreement; or

      i) an event of default occurs under any of the Guarantee.

7.2 Upon the occurrence of an event of default under this Agreement:

      a) the security constituted by this Agreement shall become immediately enforceable;

      b) the Pledgor shall no longer be entitled to enjoy or exercise any rights, benefits or entitlements in respect of the Pledged Shares including but not restricted to the right to vote the Pledged Shares and the right to receive any dividends or other distributions payable on or in respect of the Pledged Shares; and

      c) the Creditor shall have all rights, remedies and powers available to it in law or in equity including but not restricted to the Creditor's rights, remedies and powers under this Agreement.

ARTICLE 8 - REMEDIES OF THE CREDITOR

8.1 Upon the occurrence of an event of default under this Agreement, the Creditor shall be entitled to do one or more of the following:

      a) become the registered, legal and beneficial owner of the Pledged Shares free and clear of all liens, mortgages, pledges, charges and encumbrances and all claims, rights, interest and rights of redemption of the Pledgor;

      b) vote the Pledged Shares, give any consents, waivers, ratifications in respect of the Pledged Shares and receive all dividends and other distributions payable on or in respect of the Pledged Shares;

      c) sell or otherwise dispose of all or any part of the Pledged Shares by public auction, public tender, private sale or by any other manner at such times and on such terms and conditions as the Creditor may determine;

      d) commence and pursue proceedings in any court of competent jurisdiction for the sale or foreclosure of all or any portion of the Pledged Shares;

      e) commence and pursue proceedings in any court of competent jurisdiction for specific performance by the Pledgor of any terms, covenants or conditions under this Agreement which the Pledgor has failed to observe or perform; and


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

      f) exercise any other rights, powers or remedies authorized or permitted under this Agreement or available to the Creditor in law or in equity.

8.2 The Pledgor hereby irrevocably appoints the Creditor or any representative of the Creditor designated in writing by the Creditor to be the attorney of the Pledgor in order to execute any deeds, transfers, conveyances, assignments or documents in the name and on behalf of the Pledgor which the Pledgor should have executed under this Agreement, in order to take any actions in the name and on behalf of the Pledgor which the Pledgor should have taken under this Agreement and in order to enforce or realize upon the security constituted by this Agreement. This power of attorney shall be deemed to be a power coupled with an interest.

8.3 Without restricting the generality of Section 8.2 of this Agreement, the Pledgor hereby irrevocably appoints the Creditor or any representative of the Creditor designated in writing by the Creditor to be the attorney of the Pledgor in order to sell all or any part of the Pledged Shares and to deliver good and sufficient title to the Pledged Shares and any such sale shall be a perpetual bar in law and in equity against the Pledgor and all persons claiming all or any portion of the Pledged Shares from, through or under the Pledgor. This power of attorney shall be deemed to be a power coupled with an interest.

8.4 The remedies, rights and powers of the Creditor are cumulative and not alternative and are not in substitution for any other remedies, rights or powers of the Creditor. No exercise of or failure to exercise any remedies, rights or powers of the Creditor and no delay or omission in such exercise shall exhaust such remedies, rights or powers or be construed as a waiver of any of them.

ARTICLE 9 - DISCHARGE OF AGREEMENT

9.1 Subject to Sections 9.2 and 9.3 of this Agreement, upon the payment by the Pledgor to the Creditor of the Indebtedness and provided that the security constituted by this Agreement has not become enforceable, the Creditor shall, upon the written request and at the expense of the Pledgor, deliver this Agreement to the Pledgor and execute and deliver to the Pledgor such deeds or other documents as shall be required to release and discharge this Agreement.

9.2 The Creditor shall not be obligated to discharge this Agreement until the Pledgor has been released from its liabilities and obligations under the Guarantee.

      a) The security constituted by this Agreement shall take effect immediately upon the execution of this Agreement and such security shall represent a continuous pledge, mortgage and charge on the Pledged Shares for the full amount of the Indebtedness notwithstanding the fact that the actual amount of the Indebtedness may fluctuate and may, from time to time, be reduced to a nil balance.

ARTICLE 10 - MISCELLANEOUS PROVISIONS

10.1 Time shall be of the essence of this Agreement.


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10.2 The Pledgor shall, at the request of the Creditor and at the expense of the
Pledgor, execute and deliver any further documents and do all acts and things as the Creditor may reasonably require to carry out the true intent and meaning of this Agreement.

10.3 This Agreement shall enure to the benefit of and be binding upon the Pledgor and its successors and permitted assigns.

10.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada in force therein. The parties attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta to determine all disputes and claims arising between the parties with respect to this Agreement, provided however that the Creditor may commence an action in any jurisdiction in its sole discretion.

10.5 This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior negotiations, proposals, agreements and collateral agreements, whether oral or written, with respect to the subject matter of this Agreement.

10.6 Any notice required to be given by the Creditor under the terms of this Agreement may effectively be given by the Creditor by posting such notice by prepaid registered mail, directed to the Pledgor at the address shown in Section 1.1(c) of this Agreement or at such other existing address as the Pledgor may provide in writing to the Creditor in lieu thereof.

10.7 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.8 No term or provision of this Agreement may be amended except by an instrument in writing signed by the Pledgor and the Creditor.

10.9 The Creditor may waive any breach by the Pledgor of any of the provisions contained in this Agreement or any default by the Pledgor in the observance or performance of any covenant, agreement or condition required to be kept, observed or performed by the Pledgor under this Agreement provided that such waiver shall not be effective unless expressed in writing and provided that no act or omission by the Creditor in respect of such breach or default shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or to affect the rights of the Creditor resulting from such subsequent breach or default.

10.10 Unless otherwise provided in this Agreement, any reference in this Agreement to dollars shall be to Canadian dollars.

10.11 The Pledgor shall not be entitled to assign the Pledgor's rights or obligations under this Agreement to any party without the prior written consent of the Creditor.

10.12 Unless otherwise provided in this Agreement, all representations, warranties, agreements and covenants set forth in this Agreement shall survive the execution of this Agreement.


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

10.13 No postponement or partial release or discharge of the pledge, mortgage, lien and charge created under and secured by this Agreement in respect of all or any portion of the Pledged Shares shall in any way operate or be construed as a release or discharge of the security constituted by this Agreement or as a release or discharge of the Pledgor from its liability to the Creditor to pay the Indebtedness due or remaining unpaid by the Pledgor to the Creditor.

10.14 The security constituted by this Agreement is in addition to, and not in substitution for, any other security now or hereafter held by the Creditor.

10.15 The taking of any actions or proceedings or refraining from so doing, or any other dealing with any other security for the Indebtedness shall not release or affect the security constituted by this Agreement and shall not operate as a merger of the Indebtedness or any other security held by the Creditor.

10.16 The security constituted by this Agreement shall not merge with or effect a merger of any other guarantees, indemnities or securities held by the Creditor and the Creditor shall be under no obligation to marshall in favour of the Pledgor any securities, moneys or assets which the Creditor may be entitled to receive.

ARTICLE 11 - EXECUTION

11.1 This Agreement has been executed by the Pledgor and granted in favour of the Creditor as of the _____ day of January, 2006.



------------------------------------        ------------------------------------
Witness                                     RAGHUNATH KILMABI


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

                     SCHEDULE "A" TO SHARE PLEDGE AGREEMENT

                            Description of Ownership

Name of Owner                                            Number of Shares
-------------                                            ----------------

Raghunath Kilambi                                 2,000,000 Class B Common
                                                  shares in the capital of Swiss
                                                  Medica, Inc.

                       AFFIDAVIT OF EXECUTION FOR WITNESS

                        )       I,
CANADA                  )       of the City of Toronto, Ontario
                        )
PROVINCE OF ALBERTA     )       MAKE OATH AND SAY:

1. I was personally present and did see Raghunath Kilambi named in the within instrument who is personally known to me to be the person named therein, duly sign and execute the same for the purpose(s) named therein.

2. That the same was executed at the City of Toronto, in the Province of Ontario.

3. That I know the said person and he is in my belief of the full age of eighteen years.

SWORN BEFORE ME at the City of            )
Toronto, in the Province of Ontario, this )
 _____ day of January, 2006               )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
------------------------------------------)   ----------------------------------
A Notary Public in and for the Province   )
of Ontario                                )